EXHIBIT 10.2

CONTINENTAL AIRLINES, INC.

LONG TERM INCENTIVE PERFORMANCE AWARD PROGRAM

(as amended and restated through February 10, 2003)

I. PURPOSE OF PROGRAM

This Continental Airlines, Inc. Long Term Incentive Performance Award Program (the "Program") has been adopted by the Human Resources Committee of the Board of Directors of Continental Airlines, Inc., a Delaware corporation (the "Company"), to implement in part the Performance Award provisions of the Continental Airlines, Inc. Incentive Plan 2000 (as amended from time to time, the "Incentive Plan 2000") adopted by the Board of Directors of the Company, and is intended to provide a method for attracting, motivating, and retaining key employees to assist in the development and growth of the Company and its Subsidiaries. The Program and Awards hereunder shall be subject to the terms of the Incentive Plan 2000, including the limitations on the maximum value of Awards contained therein.

II. DEFINITIONS AND CONSTRUCTION

    Definitions. Where the following words and phrases are used in the Program, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

(a) "Administrator" means (i) in the context of Awards made to, or the administration (or interpretation of any provision) of the Program as it relates to, any person who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (including any successor section to the same or similar effect, "Section 16"), the Committee, or (ii) in the context of Awards made to, or the administration (or interpretation of any provision) of the Program as it relates to, any person who is not subject to Section 16, the Chief Executive Officer of the Company (or, if the Chief Executive Officer is not a director of the Company, the Committee), unless the Program specifies that the Committee shall take specific action (in which case such action may only be taken by the Committee) or the Committee (as to any Award described in this clause (ii) or the administration or interpretation of any specific provision of the Program) specifies that it shall serve as Administrator.

(b) "Award" means, with respect to each Participant for a Performance Period, such Participant's opportunity to earn a Payment Amount for such Performance Period upon the satisfaction of the terms and conditions of the Program. Awards hereunder constitute Performance Awards (as such term is defined in the Incentive Plan 2000) under the Incentive Plan 2000.

(c) "Award Notice" means a written notice issued by the Company to a Participant evidencing such Participant's receipt of an Award with respect to a Performance Period.

(d) "Base Amount" means the sum of (i) the annual base rate of pay paid or payable in cash by the Company and the Subsidiaries to or for the benefit of a Participant for services rendered or labor performed, plus (ii) an additional amount equal to (1) for all Participants other than those described in Section 2.1(z)(vi), 2.1(z)(vii) or 2.1(z)(viii) below, 125% of the amount described in clause (i), and (2) for all Participants described in Section 2.1(z)(vi), 2.1(z)(vii) or 2.1(z)(viii) below, 37.5% of the amount described in clause (i). Base Amount shall be determined without reduction for amounts a Participant could have received in cash in lieu of (A) elective deferrals under the Company's Deferred Compensation Plan or (B) elective contributions made on such Participant's behalf by the Company or a Subsidiary pursuant to a qualified cash or deferred arrangement (as defined in section 401(k) of the Code) or pursuant to a plan maintained under section 125 of the Code.

(e) "Board" means the Board of Directors of the Company.

(f) "Cause" means (i) in the case of a Participant with an employment agreement with the Company or a Subsidiary, the involuntary termination of such Participant's employment by the Company (or, if applicable, a Subsidiary) under circumstances that do not require the Company (or such Subsidiary) to pay to such Participant a "Termination Payment" or "Monthly Severance Amount," as such terms are defined in such Participant's employment agreement, and (ii) in the case of a Participant who does not have an employment agreement with the Company or a Subsidiary, the involuntary termination of such Participant's employment by the Company (or, if applicable, a Subsidiary) based upon a determination by the Administrator or an authorized officer of the Company (or such Subsidiary) that such Participant has engaged in gross negligence or willful misconduct in the performance of, or such Participant has abused alcohol or drugs rendering him or her unable to perform, the material duties and services required of him or her in his or her employment.

(g) "Change in Control" shall have the same meaning as is assigned to such term under the Incentive Plan 2000, as in effect on May 15, 2001.

(h) "Change Year" means the calendar year during which a Change in Control occurs.

(i) "Code" means the Internal Revenue Code of 1986, as amended.

(j) "Committee" means a committee of the Board comprised solely of two or more outside directors (within the meaning of the term "outside directors" as used in section 162(m) of the Code). Such committee shall be the Human Resources Committee of the Board unless and until the Board designates another committee of the Board to serve as the Committee.

(k) "Company" means Continental Airlines, Inc., a Delaware corporation.

(l) "Company Stock" means the Class B common stock, par value $0.01 per share, of the Company.

(m) "Disability" or "Disabled" means, with respect to a Participant, such Participant's disability entitling him or her to benefits under the Company's group long-term disability plan; provided, however, that if such Participant is not eligible to participate in such plan, then such Participant shall be considered to have incurred a "Disability" if and when the Administrator determines in its discretion that such Participant has become incapacitated for a period of at least 180 days by accident, sickness, or other circumstance which renders such Participant mentally or physically incapable of performing the material duties and services required of him or her in his or her employment on a full-time basis during such period.

(n)"EBITDAR" means, with respect to each company in the Industry Group and each Performance Period, the aggregate earnings of such company and its consolidated subsidiaries during the Performance Period, determined prior to the charges, costs, and expenses associated with interest, income taxes, depreciation, amortization, and aircraft rent. EBITDAR shall be determined based on the regularly prepared and publicly available statements of operations of each company in the Industry Group prepared in accordance with GAAP (and if necessary to determine certain items, based on Form 41 data filed by such company with the Department of Transportation); provided, however, that EBITDAR shall be adjusted to exclude (i) non-operating income or expense, (ii) write-offs of assets (including aircraft and associated parts), (iii) one-time gains or losses from the disposal of assets, and (iv) any other item of gain, loss, or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, in each case under clauses (i), (ii), (iii) and (iv) as determined by the Committee in accordance with GAAP. If the fiscal year of a company in the Industry Group is not the calendar year, then such company's EBITDAR for a Performance Period shall be determined based upon the fiscal quarters of such company that coincide with the fiscal quarters contained in such Performance Period. Further, if a company in the Industry Group provides publicly available statements of operations with respect to its airline business that are separate from the statements of operations provided with respect to its other businesses, then such company's EBITDAR shall be determined based solely upon the separately provided statements of operations pertaining to its airline business. Notwithstanding the foregoing, for purposes of determining EBITDAR of the Company for the Performance Period beginning January 1, 2001 and ending December 31, 2003, in the event that, during 2003, the Company disposes of a sufficient number of shares of ExpressJet Holdings, Inc. to cause a deconsolidation of the financial results of ExpressJet Holdings, Inc. and its consolidated subsidiaries from the financial results of the Company and its consolidated subsidiaries, EBITDAR of the Company with respect to such Performance Period shall be determined as if such deconsolidation had not occurred.

(o) "EBITDAR Margin" means, with respect to each company in the Industry Group and each Performance Period, the cumulative EBITDAR for such company for such Performance Period divided by such company's cumulative revenues (determined on a consolidated basis based on the regularly prepared and publicly available statements of operations of such company prepared in accordance with GAAP) over such Performance Period. If the fiscal year of a company in the Industry Group is not the calendar year, then such company's EBITDAR Margin for a Performance Period shall be determined based upon the fiscal quarters of such company that coincide with the fiscal quarters contained in such Performance Period. Further, if a company in the Industry Group provides publicly available statements of operations with respect to its airline business that are separate from the statements of operations provided with respect to its other businesses, then such company's EBITDAR Margin shall be determined based solely upon the separately provided statements of operations pertaining to its airline business. Notwithstanding the foregoing, for purposes of determining EBITDAR Margin of the Company for the Performance Period beginning January 1, 2001 and ending December 31, 2003, in the event that, during 2003, the Company disposes of a sufficient number of shares of ExpressJet Holdings, Inc. to cause a deconsolidation of the financial results of ExpressJet Holdings, Inc. and its consolidated subsidiaries from the financial results of the Company and its consolidated subsidiaries, EBITDAR Margin of the Company with respect to such Performance Period shall be determined as if such deconsolidation had not occurred.

(p) "Effective Date" means January 1, 2000.

(q) "Eligible Employee" means any individual who is (i) a staff vice president or more senior officer of the Company or (ii) a vice president or more senior officer of a Subsidiary, or (iii) any other officer of the Company or any Subsidiary designated by the Administrator as an Eligible Employee for purposes of the Program.

(r) "GAAP" means United States generally accepted accounting principles, consistently applied.

(s) "Incentive Plan 2000" means the Continental Airlines, Inc. Incentive Plan 2000, as amended from time to time.

(t) "Industry Group" means, with respect to each Performance Period, the companies determined in accordance with the provisions of Article V for such Performance Period.

(u) "Market Value per Share" means, as of any specified date, the closing sales price of Company Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) in the principal securities market in which the Company Stock is then traded.

(v) "Number 1 Ranking," "Number 2 Ranking," and "Number 3 Ranking" shall have the meanings assigned to such terms in Section 2.1(bb).

    "Operating Income Hurdle" with respect to a Performance Period means the achievement by the Company, during such Performance Period, of an average annual operating income of $300 million ($250 million with respect to the Performance Period commencing on the Effective Date and ending on December 31, 2002, $65 million with respect to the Performance Period commencing on January 1, 2001 and ending on December 31, 2003 or, with respect to any other Performance Period, such other amount as may be established by the Committee prior to the commencement of the applicable Performance Period) or more, as reflected on the regularly prepared and publicly available statements of operations of the Company and its consolidated subsidiaries prepared in accordance with GAAP, adjusted to exclude (i) accruals with respect to the Program, (ii) write-offs of assets (including aircraft and associated parts), (iii) one-time gains or losses from the disposal of assets, and the effect on annual operating income of the disposition of all or a significant portion of a business, and (iv) any other item of gain, loss, or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, in each case under clauses (i), (ii), (iii) and (iv) as determined by the Committee in accordance with GAAP. The effect on annual operating income of the disposition of all or a significant portion of a business shall be determined by comparing (A) the operating income of the Company and its consolidated subsidiaries for the most recently completed fiscal year immediately preceding the date that such business is deconsolidated, in accordance with GAAP, from the Company's consolidated financial statements, with (B) the pro-forma annual operating income of the Company and its consolidated subsidiaries for such fiscal year, as set forth in a pro-forma condensed income statement of the Company and its consolidated subsidiaries covering such fiscal year and reflecting such disposition as if it had occurred at the beginning of such fiscal year, prepared in accordance with Rules 11-01 and 11-02 of Regulation S-X under the Securities Exchange Act of 1934, as amended (irrespective of whether such rules would require the preparation thereof). The annual operating income of the year in which the disposition and deconsolidation occurs (pro-rated for the date of occurrence), and each following year in Performance Periods for then-outstanding Awards, shall be adjusted for such effect. Notwithstanding the foregoing, solely for determining the achievement by the Company of the Operating Income Hurdle for the Performance Period beginning January 1, 2001 and ending December 31, 2003, in the event that, during 2003, the Company disposes of a sufficient number of shares of ExpressJet Holdings, Inc. to cause a deconsolidation of the financial results of ExpressJet Holdings, Inc. and its consolidated subsidiaries from the financial results of the Company and its consolidated subsidiaries, operating income of the Company with respect to such Performance Period shall be determined as if such deconsolidation had not occurred (and in lieu of the adjustment therefor under clause (iii) above).

(x) "Participant" means an Eligible Employee who has received an Award under the Program with respect to a Performance Period pursuant to Section 4.1.

(y) "Payment Amount" means, with respect to each Participant and each Performance Period for which the Performance Target is satisfied, an amount equal to (i) such Participant's Base Amount in effect as of the earlier of (1) the last day of such Performance Period, (2) the date of such Participant's death or Disability, or (3) the day immediately preceding the date upon which such Participant suffers a Qualifying Event in connection with, after, or in contemplation of a Change in Control, multiplied by (ii) the Payout Percentage applicable to such Participant for such Performance Period; provided, however, that the Payment Amount with respect to each Participant with respect to the Performance Period commencing on January 1, 2000 and ending on December 31, 2000 shall be one-third of the amount calculated in accordance with the foregoing formula, the Payment Amount with respect to each Participant with respect to the Performance Period commencing on January 1, 2000 and ending on December 31, 2001 shall be two-thirds of the amount calculated in accordance with the foregoing formula, and the Payment Amount with respect to each Participant with respect to the Performance Period commencing on January 1, 2001 and ending on December 31, 2003 shall be the sum of (1) one-half of the amount calculated in accordance with the foregoing formula (if subclause (A) of the second sentence of the definition of Performance Target is satisfied) and (2) one-half of the Payment Amount (if subclause (B) of the second sentence of the definition of Performance Target is satisfied), calculated in accordance with the foregoing formula (calculated as if the Company achieved a Number 1 Ranking) times a single percentage point (up to 100 percentage points) for each million dollars of cumulative operating income above $220 million of cumulative operating income earned by the Company over the Performance Period beginning on January 1, 2001 and ending on December 31, 2003, as reflected on the regularly prepared and publicly available statements of operations of the Company and its consolidated subsidiaries prepared in accordance with GAAP, such cumulative operating income, in the event that, during 2003, the Company disposes of a sufficient number of shares of ExpressJet Holdings, Inc. to cause a deconsolidation of the financial results of ExpressJet Holdings, Inc. and its consolidated subsidiaries from the financial results of the Company and its consolidated subsidiaries, to be determined as if such deconsolidation had not occurred. Notwithstanding the foregoing, in no event shall the aggregate Payment Amounts with respect to any Performance Period exceed 5% of the actual average annual operating income of the Company and its consolidated subsidiaries with respect to such Performance Period (the "Program Cap"), as reflected on the regularly prepared and publicly available statements of operations of the Company and its consolidated subsidiaries prepared in accordance with GAAP, adjusted to exclude (i) accruals with respect to the Program, (ii) write-offs of assets (including aircraft and associated parts), (iii) one-time gains or losses from the disposal of assets, and (iv) any other item of gain, loss, or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, in each case under clauses (i), (ii), (iii) and (iv) as determined by the Committee in accordance with GAAP; provided, however, that the Program Cap shall be $25 million with respect to the Performance Periods beginning on January 1, 2000 and ending on December 31, 2002 and beginning on January 1, 2001 and ending on December 31, 2003. All Payment Amounts with respect to any Performance Period in which the Program Cap would, but for the foregoing limitation, be exceeded shall be reduced pro-rata so that the aggregate Payment Amounts equal the Program Cap.

(z) "Payout Percentage" means, with respect to each Performance Period for which the Performance Target is satisfied:

(i) In the case of a Participant who is the Company's Chief Executive Officer as of the earlier of (1) the last day of such Performance Period, (2) the date of such Participant's death or Disability, or (3) the day immediately preceding the date upon which such Participant suffers a Qualifying Event in connection with, after, or in contemplation of a Change in Control, (A) 150% if the Company achieves a Number 1 Ranking for such Performance Period, (B) 100% if the Company achieves a Number 2 Ranking for such Performance Period, and (C) 75% if the Company achieves a Number 3 Ranking for such Performance Period;

(ii) In the case of a Participant who is the Company's President as of the earlier of (1) the last day of such Performance Period, (2) the date of such Participant's death or Disability, or (3) the day immediately preceding the date upon which such Participant suffers a Qualifying Event in connection with, after, or in contemplation of a Change in Control, (A) 135% if the Company achieves a Number 1 Ranking for such Performance Period, (B) 90% if the Company achieves a Number 2 Ranking for such Performance Period, and (C) 70% if the Company achieves a Number 3 Ranking for such Performance Period;

(iii) In the case of a Participant who is an Executive Vice President of the Company as of the earlier of (1) the last day of such Performance Period, (2) the date of such Participant's death or Disability, or (3) the day immediately preceding the date upon which such Participant suffers a Qualifying Event in connection with, after, or in contemplation of a Change in Control, (A) 100% if the Company achieves a Number 1 Ranking for such Performance Period, (B) 75% if the Company achieves a Number 2 Ranking for such Performance Period, and (C) 50% if the Company achieves a Number 3 Ranking for such Performance Period;

(iv) In the case of a Participant who is a Senior Vice President of the Company (or who is the President of Continental Express, Inc.) as of the earlier of (1) the last day of such Performance Period, (2) the date of such Participant's death or Disability, or (3) the day immediately preceding the date upon which such Participant suffers a Qualifying Event in connection with, after, or in contemplation of a Change in Control, (A) 70% if the Company achieves a Number 1 Ranking for such Performance Period, (B) 50% if the Company achieves a Number 2 Ranking for such Performance Period, and (C) 30% if the Company achieves a Number 3 Ranking for such Performance Period;

(v) In the case of a Participant (other than a Participant described in any of clauses (i), (ii), (iii) or (iv) above) who is a participant in the Company's Executive Bonus Program as of the earlier of (1) the last day of such Performance Period, (2) the date of such Participant's death or Disability, or (3) the day immediately preceding the date upon which such Participant suffers a Qualifying Event in connection with, after, or in contemplation of a Change in Control, (A) 55% if the Company achieves a Number 1 Ranking for such Performance Period, (B) 40% if the Company achieves a Number 2 Ranking for such Performance Period, and (C) 25% if the Company achieves a Number 3 Ranking for such Performance Period;

    In the case of a Participant who is designated as a Category 1 officer by the Administrator and is not described in any of clauses (i), (ii), (iii), (iv) or (v) above as of the earlier of (1) the last day of such Performance Period, (2) the date of such Participant's death or Disability, or (3) the day immediately preceding the date upon which such Participant suffers a Qualifying Event in connection with, after, or in contemplation of a Change in Control, (A) 85% if the Company achieves a Number 1 Ranking for such Performance Period, (B) 55% if the Company achieves a Number 2 Ranking for such Performance Period, and (C) 40% if the Company achieves a Number 3 Ranking for such Performance Period;

    In the case of a Participant who is designated as a Category 2 officer by the Administrator and is not described in any of clauses (i), (ii), (iii), (iv), (v) or (vi) above as of the earlier of (1) the last day of such Performance Period, (2) the date of such Participant's death or Disability, or (3) the day immediately preceding the date upon which such Participant suffers a Qualifying Event in connection with, after, or in contemplation of a Change in Control, (A) 65% if the Company achieves a Number 1 Ranking for such Performance Period, (B) 40% if the Company achieves a Number 2 Ranking for such Performance Period, and (C) 30% if the Company achieves a Number 3 Ranking for such Performance Period; and

    In the case of a Participant who is designated as a Category 3 officer by the Administrator and is not described in any of clauses (i), (ii), (iii), (iv), (v), (vi) or (vii) above as of the earlier of (1) the last day of such Performance Period, (2) the date of such Participant's death or Disability, or (3) the day immediately preceding the date upon which such Participant suffers a Qualifying Event in connection with, after, or in contemplation of a Change in Control, (A) 30% if the Company achieves a Number 1 Ranking for such Performance Period, (B) 20% if the Company achieves a Number 2 Ranking for such Performance Period, and (C) 15% if the Company achieves a Number 3 Ranking for such Performance Period.

Notwithstanding the foregoing, if an Eligible Employee becomes a Participant and receives an Award with respect to a Performance Period after the first day of such Performance Period, the Administrator may, in its sole discretion, reduce the percentages set forth in this Section 2.1(z) as they shall apply to such Participant for such Performance Period.

(aa) "Performance Period" means: (i) as to the first Performance Period under the Program, the period commencing on the Effective Date and ending on December 31, 2000, (ii) as to the second Performance Period under the Program, the period commencing on the Effective Date and ending on December 31, 2001, (iii) as to the third Performance Period under the Program, the period commencing on the Effective Date and ending on December 31, 2002, and (iv) each three-year period commencing on the first day of a calendar year that begins after the Effective Date. Notwithstanding the foregoing, no new Performance Period shall commence on or after the date upon which a Change in Control occurs, unless otherwise determined by the Committee.

(bb) "Performance Target" means, with respect to a Performance Period, that (1) the EBITDAR Margin for the Company for such Performance Period ranks first (a "Number 1 Ranking"), second (a "Number 2 Ranking"), or third (a "Number 3 Ranking") when comparing the EBITDAR Margins for such Performance Period for all companies comprising the Industry Group as of the last day of such Performance Period, and (2) the Operating Income Hurdle with respect to such Performance Period has been achieved. Notwithstanding the foregoing, Performance Target means, with respect to the Performance Period beginning January 1, 2001 and ending December 31, 2003, that the Operating Income Hurdle with respect to such Performance Period has been achieved, and that either (A) the EBITDAR Margin for the Company for such Performance Period shall be a Number 1 Ranking, a Number 2 Ranking or a Number 3 Ranking when comparing the EBITDAR Margins for such Performance Period for all companies comprising the Industry Group as of the last day of such Performance Period, or (B) the Company's cash flow over such Performance Period is such that the Company's cash, cash equivalents and short term investments (including restricted cash, cash equivalents and short term investments) at the end of such Performance Period is $1 billion or greater, as reflected on the regularly prepared and publicly available balance sheet of the Company and its consolidated subsidiaries prepared in accordance with GAAP (and in the event that, during 2003, the Company disposes of a sufficient number of shares of ExpressJet Holdings, Inc. to cause a deconsolidation of the financial results of ExpressJet Holdings, Inc. and its consolidated subsidiaries from the financial results of the Company and its consolidated subsidiaries, cash flow and the resulting cash, cash equivalents and short term investments (including restricted cash, cash equivalents and short term investments) of the Company with respect to such Performance Period shall be determined as if such deconsolidation had not occurred).

(cc) "Program" means this Continental Airlines, Inc. 1999 Long Term Incentive Performance Award Program, as amended from time to time.

(dd) "Qualifying Event" means, with respect to a Participant, (i) the termination of such Participant's employment with the Company, (ii) the assignment to such Participant by the Board or the Administrator or other officers or representatives of the Company (or, if applicable, a Subsidiary) of duties materially inconsistent with the duties associated with his or her position as such duties are constituted as of the first day of the Change Year, (iii) a material diminution in the nature or scope of such Participant's authority, responsibilities, or title from those applicable to him or her as of the first day of the Change Year, (iv) the occurrence of material acts or conduct on the part of the Company (or, if applicable, a Subsidiary) or its officers or representatives which prevent such Participant from performing his or her duties and responsibilities as they existed on the first day of the Change Year, (v) the Company (or, if applicable, a Subsidiary) requiring such Participant to be permanently based anywhere outside a major urban center in the state (or, if applicable, foreign country, U.S. territory or other applicable sovereign entity) in which he or she was based as of the first day of the Change Year, or (vi) the taking of any action by the Company (or, if applicable, a Subsidiary) that would materially adversely affect the corporate amenities enjoyed by such Participant on the first day of the Change Year, except in each case if such Participant's employment with the Company is terminated (1) for Cause, (2) upon such Participant's death or Disability, or (3) upon the voluntary resignation of such Participant (other than in connection with circumstances which would permit such Participant to receive severance benefits (including a "Termination Payment" or "Monthly Severance Amount," as such terms are defined in such Participant's employment agreement) pursuant to any contract of employment between such Participant and the Company or any Subsidiary).

(ee) "Stock Options" means options to acquire shares of Company Stock, awarded under a stock incentive plan established and maintained by the Company. Stock Options shall not constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Each Stock Option shall (i) have a purchase price per share equal to the fair market value (determined under the stock incentive plan under which such Stock Option is granted) of a share of Company Stock as of the date of grant of such Stock Option (which shall be the date of the Cancellation Notice described in Section 6.6), (ii) become exercisable on each anniversary of the date of grant thereof (until such Stock Option is exercisable in full), in an amount equal to that percentage of the shares covered thereby as is equal to (A) 100% divided by (B) the number of full years (rounded up to the next highest number of full years, and in no event less than one year) between the date of grant of such Stock Option and the last day of the Performance Period for the Award (or portion thereof) which has been cancelled and replaced by the Stock Option, (iii) have a term of at least five years from the date of grant, and (iv) except as described in clauses (ii) and (iii) above, have the same terms as other non-qualified stock options granted by the Company to employees under the relevant stock incentive plan established and maintained by the Company.

(ff) "Subsidiary" means any entity (other than the Company) with respect to which the Company, directly or indirectly through one or more other entities, owns equity interests possessing 50 percent or more of the total combined voting power of all equity interests of such entity (excluding voting power that arises only upon the occurrence of one or more specified events).

(gg) "Trading Day" means a day during which trading in securities generally occurs in the principal securities market in which Company Stock is traded.

2.2 Number, Gender, Headings, and Periods of Time. Wherever appropriate herein, words used in the singular shall be considered to include the plural, and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Program, shall be deemed to include the feminine gender. The headings of Articles, Sections, and Paragraphs herein are included solely for convenience. If there is any conflict between such headings and the text of the Program, the text shall control. All references to Articles, Sections, and Paragraphs are to this Program unless otherwise indicated. Any reference in the Program to a period or number of days, weeks, months, or years shall mean, respectively, calendar days, calendar weeks, calendar months, or calendar years unless expressly provided otherwise.

III. ADMINISTRATION

3.1 Administration by the Administrator. The Program shall be administered by the Administrator, so that (i) Awards made to, and the administration (or interpretation of any provision) of the Plan as it relates to, any person who is subject to Section 16, shall be made or effected by the Committee, and (ii) Awards made to, and the administration (or interpretation of any provision) of the Program as it relates to, any person who is not subject to Section 16, shall be made or effected by the Chief Executive Officer of the Company (or, if the Chief Executive Officer is not a director of the Company, the Committee), unless the Program specifies that the Committee shall take specific action (in which case such action may only be taken by the Committee) or the Committee (as to any Award described in this clause (ii) or the administration or interpretation of any specific provision of the Program) specifies that it shall serve as Administrator. The action of a majority of the members of the Committee will be the act of the Committee.

3.2 Powers of the Administrator. The Administrator shall supervise the administration and enforcement of the Program according to the terms and provisions hereof and shall have the sole discretionary authority and all of the powers necessary to accomplish these purposes. The Administrator (which shall be limited solely to the Committee with respect to clauses (e), (f), (g), (h), (i) and (j) below) shall have all of the powers specified for it under the Program, including, without limitation, the power, right, or authority: (a) to designate an Eligible Employee as a Participant with respect to a Performance Period at any time prior to the last day of such period, (b) from time to time to establish rules and procedures for the administration of the Program, which are not inconsistent with the provisions of the Program or the Incentive Plan 2000, and any such rules and procedures shall be effective as if included in the Program, (c) to construe in its discretion all terms, provisions, conditions, and limitations of the Program and any Award, (d) to correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Program in such manner and to such extent as the Administrator shall deem appropriate, (e) to designate the companies that will comprise the Industry Group with respect to each Performance Period that begins after January 1, 2000, as described in Article V, (f) to make determinations as to EBITDAR and EBITDAR Margin with respect to each company in the Industry Group for each Performance Period, (g) to make determinations as to the Operating Income Hurdle for each Performance Period, (h) to make determinations as to whether the Performance Targets for the various Performance Periods were satisfied, (i) to certify in writing, prior to the payment of any amount under the Program with respect to a Performance Period, whether the Performance Target relating to such Performance Period and any other material terms of the Program have in fact been satisfied, (j) to determine whether to cancel and replace Awards, and make all related determinations and valuations, under Section 6.6, and (k) to make all other determinations necessary or advisable for the administration of the Program. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in the Program or in any Award or Award Notice in the manner and to the extent it shall deem expedient to carry it into effect.

3.3 Administrator Decisions Conclusive; Standard of Care. The Administrator shall, in its sole discretion exercised in good faith (which, for purposes of this Section 3.3, shall mean the application of reasonable business judgment), make all decisions and determinations and take all actions necessary in connection with the administration of the Program. All such decisions, determinations, and actions by the Administrator shall be final, binding, and conclusive upon all persons. However, in the event of any conflict in any such determination as between the Committee and the Chief Executive Officer of the Company, each acting in capacity as Administrator of the Plan, the determination of the Committee shall be conclusive. The Administrator shall not be liable for any action or determination taken or made in good faith or upon reliance in good faith on the records of the Company or information presented to the Administrator by the Company's officers, employees, or other persons (including the Company's outside auditors) as to matters the Administrator reasonably believes are within such other person's professional or expert competence. If a Participant disagrees with any decision, determination, or action made or taken by the Administrator, then the dispute will be limited to whether the Administrator has satisfied its duty to make such decision or determination or take such action in good faith. No liability whatsoever shall attach to or be incurred by any past, present or future stockholders, officers or directors, as such, of the Company or any of its Subsidiaries, under or by reason of the Program or the administration thereof, and each Participant, in consideration of receiving benefits and participating hereunder, expressly waives and releases any and all claims relating to any such liability.

IV. PARTICIPATION AND AWARD NOTICES

4.1 Participation. Each individual who is an Eligible Employee on the first day of a Performance Period shall automatically be a Participant and receive an Award with respect to such Performance Period, unless otherwise determined by the Administrator prior to the first day of the relevant Performance Period. Each individual who becomes an Eligible Employee after the first day of a Performance Period shall become a Participant and receive an Award with respect to such Performance Period only if such individual is selected prior to the last day of such Performance Period by the Administrator in its sole discretion for participation in the Program with respect to such Performance Period.

4.2 Award Notices. The Company shall provide an Award Notice to each Eligible Employee who becomes a Participant with respect to a Performance Period within 30 days after such Eligible Employee becomes such a Participant; provided, however, that Award Notices for the Performance Periods that begin on the Effective Date shall be provided on or before March 31, 2000. Each Award Notice shall specify (a) the Performance Period to which the Award relates and (b) the potential Payout Percentages applicable to such Award based on the Participant's position as of the date of issuance of the Award Notice.

V. INDUSTRY GROUP

5.1 Initial Designation. The Industry Group shall consist of the Company, AMR Corporation, Delta Air Lines, Inc., Northwest Airlines Corporation, Trans World Airlines, Inc., UAL Corporation, and US Airways Group, Inc.; provided, however, that (a) within 90 days after the first day of each Performance Period that begins after January 1, 2000, the Committee may in its discretion add any United States certificated scheduled mainline air carrier to, or remove any such company (other than the Company) from, the Industry Group for such Performance Period and (b) the Industry Group for each Performance Period shall be subject to adjustment as provided in Section 5.2.

5.2 Adjustments to the Industry Group During a Performance Period. Except as provided in clause (a) of the proviso to Section 5.1, no company shall be added to, or removed from, the Industry Group for a Performance Period during such period; provided, however, that a company (other than the Company) shall be removed from the Industry Group for a Performance Period if (a) during such period, (i) such company ceases to maintain publicly available statements of operations prepared in accordance with GAAP, (ii) such company is not the surviving entity in any merger, consolidation, or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly owned subsidiary of such company), (iii) such company sells, leases, or exchanges all or substantially all of its assets to any other person or entity (other than a previously wholly owned subsidiary of such company), or (iv) such company is dissolved and liquidated, or (b) more than 20% of such company's revenues (determined on a consolidated basis based on the regularly prepared and publicly available statements of operations of such company prepared in accordance with GAAP) for any fiscal year of such company that ends during such Performance Period are attributable to the operation of businesses other than such company's airline business and such company does not provide publicly available statements of operations with respect to its airline business that are separate from the statements of operations provided with respect to its other businesses.

VI. AWARD PAYMENTS

6.1 Determinations and Certification by the Committee. As soon as administratively feasible after the end of each Performance Period, the Committee shall determine (a) with respect to each company comprising the Industry Group as of the last day of such Performance Period, the EBITDAR and EBITDAR Margin for such company for such Performance Period, (b) whether the Performance Target for such Performance Period and whether any other material terms relating to the payment of an Award have been satisfied, and (c) if the Performance Target for such Performance Period and any other material terms relating to the payment of an Award have been satisfied, whether the Company achieved a Number 1 Ranking, a Number 2 Ranking, or a Number 3 Ranking for such Performance Period. The Committee's determination as to whether the Performance Target for a Performance Period and any other material terms relating to the payment of an Award have been satisfied and, if so, whether the Company achieved a Number 1 Ranking, a Number 2 Ranking, or a Number 3 Ranking for such Performance Period shall be certified by the Committee in writing and delivered to the Secretary of the Company. For purposes of the preceding sentence, approved minutes of the Committee meeting in which the certification is made shall be treated as a written certification.

    Eligibility for Payment of Awards. Upon the Committee's written certification in accordance with Section 6.1 that a Performance Target for a Performance Period and any other material terms relating to the payment of an Award have been satisfied, each Participant who has received an Award with respect to such Performance Period and who has remained continuously employed by the Company from the date he or she received such Award until the last day of such Performance Period shall be entitled to the Payment Amount applicable to such Participant's Award for such Performance Period. Except as provided in Section 6.3 and Section 6.4, if a Participant's employment with the Company terminates for any reason whatsoever prior to the last day of a Performance Period, then such Participant shall not be entitled to receive any payment under the Program with respect to his or her Award for such Performance Period, unless otherwise determined by the Administrator. Payment of the amount to which a Participant becomes entitled pursuant to this Section 6.2 shall be made by the Company within five business days after the Committee's written certification of the satisfaction of the applicable Performance Target.

6.3 Death or Disability. Except as provided in Section 6.4, if during a Performance Period with respect to which a Participant has received an Award, such Participant dies or becomes Disabled, then as to such Participant only (a) the Administrator, based on publicly available data with respect to each Performance Period that began prior to the date of such Participant's death or Disability and which has not ended as of such date, shall as promptly as practicable determine the actual EBITDAR Margin and operating income performance of the Company and its consolidated subsidiaries through the most recent practicable date (and, with respect to the Performance Period beginning on January 1, 2001 and ending on December 31, 2003, shall determine the Company's cash flow for the period from January 1, 2001 through the most recent practicable date, and the Company's resulting cash, cash equivalents and short term investments, including restricted cash, cash equivalents and short term investments at the most recent practicable date), and shall determine, based on such data and publicly available data with respect to the companies contained in the Industry Group (and, if deemed appropriate by the Administrator, annualizing or otherwise making assumptions with respect to any relevant data), whether the Company has achieved the Performance Target through such most recent practicable date, and if so whether the Company has achieved a Number 1 Ranking, Number 2 Ranking or Number 3 Ranking through such most recent practicable date, and (b) the provisions of Sections 6.1 and 6.2 shall cease to apply with respect to each such Performance Period. With respect to each such Performance Period that the Performance Target has been satisfied in the manner described in clause (a) of the preceding sentence, such Participant (or, in the case of death, such Participant's estate) shall (i) receive a payment from the Company, within five business days after the determination by the Administrator referred to in clause (a) of the foregoing sentence, equal to the Payment Amount applicable to such Participant's Award for such Performance Period multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of such Performance Period and ending on the date such Participant died or became Disabled, and the denominator of which is the number of days in the entire Performance Period, and (ii) not be entitled to any additional payment under the Program with respect to such Performance Period.

6.4 Change in Control. Upon the occurrence of a Change in Control, (a) the Performance Target for each Performance Period that began prior to the date of such Change in Control and which has not ended as of such date shall be deemed to have been satisfied, (b) the Company shall be deemed to have achieved a Number 1 Ranking for each such Performance Period, and (c) the provisions of Sections 6.1, 6.2 and 6.3 shall cease to apply with respect to each such Performance Period. If a Change in Control occurs and thereafter (or in connection therewith or in contemplation thereof) during a Performance Period described in the preceding sentence a Participant who has received an Award with respect to such Performance Period dies, becomes Disabled or suffers a Qualifying Event, then, with respect to each such Performance Period, such Participant (or, in the case of death, such Participant's estate) shall (i) upon the occurrence of the death, Disability or Qualifying Event, receive a payment from the Company equal to the Payment Amount applicable to such Participant's Award for such Performance Period multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of such Performance Period and ending on the date such Participant died, became Disabled or suffered the Qualifying Event, and the denominator of which is the number of days in the entire Performance Period, and (ii) not be entitled to any additional payment under the Program with respect to such Performance Period. If a Change in Control occurs and a Participant who has received an Award with respect to a Performance Period described in the first sentence of this Section 6.4 did not die, become Disabled or suffer a Qualifying Event during such Performance Period as described in the preceding sentence and such Participant remained continuously employed by the Company from the date he or she received such Award until the last day of such Performance Period, then, with respect to each such Performance Period, such Participant shall receive a payment from the Company on the last day of such Performance Period in an amount equal to the Payment Amount applicable to such Participant's Award for such Performance Period.

6.5 Form of Payment of Awards. All payments to be made under the Program to a Participant with respect to an Award shall be paid in a single lump sum payment (unless otherwise specified in an Award Notice), which payment shall be in cash, unless in the sole discretion of the Committee such payment is made either (a) in shares of Company Stock (subject to any limitations contained in the Incentive Plan 2000), but if and only if at the time of payment the Company has an effective registration statement under the Securities Act of 1933, as amended, covering the issuance of Company Stock under the Program, or (b) in a combination of cash and/or shares of Company Stock. If the Committee elects to direct the Company to pay all or a portion of a payment due under the Program in shares of Company Stock, then the number of shares of Company Stock shall be determined by dividing the amount of such payment to be paid in shares of Company Stock by the Market Value per Share on the Trading Day immediately preceding the date of such payment, and rounding such number down to the nearest whole share.

6.6 Cancellation and Replacement of Awards by the Committee. The Committee may at any time prior to the last day of a Performance Period (other than after, or in contemplation of, a Change in Control, or as to any Award, after the death or Disability of the Participant), in its sole discretion, with or without cause, for any reason that in the opinion of the Committee is in the best interests of the Company, direct the Company to cancel all or any portion of a Participant's Award for such Performance Period, and simultaneously replace such Award (or portion thereof) so cancelled with Stock Options. In determining whether the decision to cancel all or a portion of a Participant's Award is in the best interests of the Company, the Committee shall make its determination in good faith (which, for this purpose, shall mean that the Committee shall exercise reasonable business judgment). This contractual duty to make such decision in good faith is in lieu of, and subsumes, any and all other express or implied duties, in contract, tort, or otherwise, that might otherwise be imposed upon the Committee or the Company with respect to such decision. A decision by the Committee to cause such a cancellation may vary among Participants and may vary among the Awards held by an individual Participant. To effect such a cancellation, the Committee shall cause the Company to deliver to the Participant a written notice (the "Cancellation Notice") specifying the Participant's Award (or portion thereof) to be cancelled, accompanied by a grant document for the Stock Options replacing the cancelled Award (or portion thereof). Upon delivery of the Cancellation Notice accompanied by such grant document for the Stock Options replacing the cancelled Award (or portion thereof), the Award (or portion thereof) that is to be cancelled as specified in such notice shall be canceled. Any portion of such Award not so cancelled shall remain outstanding. The Stock Options to be granted to a Participant upon cancellation of all or any portion of such Participant's Award shall have a Black-Scholes value (determined by the Committee in good faith and using assumptions consistent with those used by the Company in calculating Black-Scholes values for proxy statement purposes) at least as great as the value of the Award (or portion thereof) being cancelled, with the value of an Award (or portion thereof) being cancelled to be equal to the payment a Participant who satisfied all conditions to payment would have received with respect thereto (based on the Participant's position and Base Amount in effect on the date of cancellation of such Participant's Award) if the Company had satisfied the Performance Target and achieved a Number 2 Ranking during the relevant Performance Period.

VII. STOCKHOLDER APPROVAL, TERMINATION,

AND AMENDMENT OF PROGRAM

7.1 Stockholder Approval. The Program shall be effective as of the Effective Date; provided that the Incentive Plan 2000 is approved by the Company's stockholders in the manner required under section 162(m) of the Code at the Company's 2000 annual meeting of stockholders. Notwithstanding any provision herein to the contrary, no payment under the Program shall be made to or on behalf of any Participant unless the Incentive Plan 2000 is so approved by the Company's stockholders. If the Company's stockholders do not so approve the Incentive Plan 2000, then (a) all Awards under the Program shall be void ab initio and of no further effect and (b) the Program shall terminate.

7.2 Termination and Amendment. The Committee may amend the Program at any time and from time to time, and the Committee may at any time terminate the Program (in its entirety or as it applies to one or more specified Subsidiaries) with respect to Performance Periods that have not commenced as of the date of such Committee action; provided, however, that the Program may not be amended in a manner that would impair the rights of any Participant with respect to any outstanding Award without the consent of such Participant, and this Program may not be amended or terminated in contemplation of or in connection with a Change in Control, nor may any Participant's participation herein be terminated in contemplation of or in connection with a Change in Control, unless adequate and effective provision for the making of all payments otherwise payable (based on Participants' Base Amounts as in effect immediately prior to such Change in Control) pursuant to Section 6.4 of this Program (as in effect on the date of stockholder approval described in Section 7.1) with respect to such Change in Control shall be made in connection with any such amendment or termination. The Committee shall remain in existence after the termination of the Program for the period determined necessary by the Committee to facilitate the termination of the Program, and all provisions of the Program that are necessary, in the opinion of the Committee, for equitable operation of the Program during such period shall remain in force.

VIII. MISCELLANEOUS PROVISIONS

8.1 No Effect on Employment Relationship. For all purposes of the Program, a Participant shall be considered to be in the employment of the Company as long as he or she remains employed on a full-time basis by the Company or any Subsidiary. Nothing in the adoption of the Program, the grant of Awards, or the payment of amounts under the Program shall confer on any person the right to continued employment by the Company or any Subsidiary or affect in any way the right of the Company (or a Subsidiary, if applicable) to terminate such employment at any time. Unless otherwise provided in a written employment agreement, the employment of each Participant shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Participant or the Participant's employer for any reason whatsoever, with or without cause. Any question as to whether and when there has been a termination of a Participant's employment for purposes of the Program, and the reason for such termination, shall be determined solely by and in the discretion of the Administrator, and its determination shall be final, binding, and conclusive on all parties.

8.2 Prohibition Against Assignment or Encumbrance. No Award or other right, title, interest, or benefit hereunder shall ever be assignable or transferable, or liable for, or charged with any of the torts or obligations of a Participant or any person claiming under a Participant, or be subject to seizure by any creditor of a Participant or any person claiming under a Participant. No Participant or any person claiming under a Participant shall have the power to anticipate or dispose of any Award or other right, title, interest, or benefit hereunder in any manner until the same shall have actually been distributed free and clear of the terms of the Program. Payments with respect to an Award shall be payable only to the Participant (or (a) in the event of a Disability that renders such Participant incapable of conducting his or her own affairs, any payment due under the Program to such Participant shall be made to his or her duly appointed legal representative and (b) in the event of the death of a Participant, any payment due under the Program to such Participant shall be made to his or her estate). The provisions of the Program shall be binding on all successors and permitted assigns of a Participant, including without limitation the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

8.3 Unfunded, Unsecured Program. The Program shall constitute an unfunded, unsecured obligation of the Company to make payments of incentive compensation to certain individuals from its general assets in accordance with the Program. Each Award granted under the Program merely constitutes a mechanism for measuring such incentive compensation and does not constitute a property right or interest in the Company, any Subsidiary, or any of their assets. Neither the establishment of the Program, the granting of Awards, nor any other action taken in connection with the Program shall be deemed to create an escrow or trust fund of any kind.

8.4 No Rights of Participant. No Participant shall have any security or other interest in any assets of the Company or any Subsidiary or in Company Stock as a result of participation in the Program. Participants and all persons claiming under Participants shall rely solely on the unsecured promise of the Company set forth herein, and nothing in the Program, an Award or an Award Notice shall be construed to give a Participant or anyone claiming under a Participant any right, title, interest, or claim in or to any specific asset, fund, entity, reserve, account, or property of any kind whatsoever owned by the Company or any Subsidiary or in which the Company or any Subsidiary may have an interest now or in the future; but each Participant shall have the right to enforce any claim hereunder in the same manner as a general creditor. Neither the establishment of the Program nor participation hereunder shall create any right in any Participant to make any decision, or provide input with respect to any decision, relating to the business of the Company or any Subsidiary.

8.5 Tax Withholding. The Company and the Subsidiaries shall deduct and withhold, or cause to be withheld, from a Participant's payment, including the delivery of shares, made under the Program, or from any other payment to such Participant, an amount necessary to satisfy any and all tax withholding obligations arising under applicable local, state, federal, or foreign laws associated with such payment. The Company and the Subsidiaries may take any other action as may in their opinion be necessary to satisfy all obligations for the payment and withholding of such taxes.

8.6 No Effect on Other Compensation Arrangements. Nothing contained in the Program or any Participant's Award or Award Notice shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements affecting any Participant. Nothing in the Program shall be construed to affect the provisions of any other compensation plan or program maintained by the Company or any Subsidiary.

8.7 Subsidiaries. The Company may require any Subsidiary employing a Participant to assume and guarantee the Company's obligations hereunder to such Participant, either at all times or solely in the event that such Subsidiary ceases to be a Subsidiary.

8.8 Governing Law. The Program shall be construed in accordance with the laws of the State of Texas.

IN WITNESS WHEREOF, the undersigned officer of the Company acting pursuant to authority granted to him by the Committee has executed this instrument effective as of February 10, 2003.

CONTINENTAL AIRLINES, INC.

By: s/ Jeffery A. Smisek

Jeffery A. Smisek

Executive Vice President